Exhibit 99.1
AMB PROPERTY CORPORATION® ANNOUNCES FIRST QUARTER 2010 RESULTS
SAN FRANCISCO, April 21, 2010 — AMB Property Corporation® (NYSE: AMB), a leading owner, operator and developer of global industrial real estate, today reported results for the first quarter 2010. Funds from operations, as adjusted, per fully diluted share and unit (“FFOPS, as adjusted”), was $0.31 for the first quarter of 2010, as compared to $0.77 for the same quarter in 2009. The year-over-year change was primarily due to higher development gains in 2009 relative to 2010.
Net income available to common stockholders per fully diluted share (“EPS”) for the first quarter of 2010 was a loss of $0.03, as compared to a loss of $1.24 for the same quarter in 2009, principally due to non-cash impairment charges incurred in first quarter 2009.
“In the first quarter of 2010, we made excellent progress on the key priorities that we established for the year, and we are beginning to capitalize on growth opportunities,” said Hamid R. Moghadam, chairman & CEO. “The global economic recovery is well underway and the leading indicators of demand for industrial real estate are gaining momentum. We are seeing this play out in leasing activity as there was an encouraging uptick during the first quarter, supporting our forecast for a recovery of operating fundamentals in the back half of 2010.”
Owned and Managed Portfolio Operating Results
The company’s operating results were in line with expectations for the first quarter of 2010. AMB’s operating portfolio was 90.5 percent occupied at March 31, 2010, with an average occupancy rate of 90.3 percent for the quarter. Cash-basis same store net operating income (“SS NOI”), without the effect of lease termination fees, decreased 5.1 percent in the first quarter 2010 compared with the same period in 2009, driven primarily by lower average same store occupancies. For the trailing four quarters ended March 31, 2010, average rents on renewals and rollovers in AMB’s operating portfolio decreased 9.1 percent.
Leasing Activity
During the quarter, the company commenced leases totaling approximately 8.4 million square feet (784,000 square meters) in its global operating portfolio, and leased approximately 1.2 million square feet (107,000 square meters) in its global development portfolio.
Investment Activity
As previously announced, the company’s two open-end funds received investments during the first quarter comprising:
•	$150 million investment by AMB, consisting of $100 million in AMB U.S. Logistics Fund and $50 million in AMB Europe Fund I; and

•	$50 million in new third-party equity in AMB U.S. Logistics Fund.

Additionally, AMB U.S. Logistics Fund cleared its redemption queue in the first quarter.
Subsequent to quarter end, new investments into AMB U.S. Logistics Fund totaled an additional $79 million, consisting of $50 million from AMB and $29 million from new and existing third-party equity investors.
“We are in active discussions to raise capital for both our existing open-end funds as well as for our new vehicles in all of the regions where we operate,” said Guy F. Jaquier, president, Europe & Asia; president, Private Capital. “There is strong interest from large, global investors who are on the leading edge of the investment curve and want to align with an experienced and well-capitalized operator with a focused strategy.”
During the quarter, AMB U.S. Logistics Fund acquired two assets for a total investment of approximately $45.6 million. The company also acquired its first land parcel in Brazil through its joint venture with Cyrela Commercial Properties (CCP). The 58 acres acquired are in Sao Paulo and have an estimated build-out potential of 1.2 million square feet (108,000 square meters).
During the quarter, the company completed dispositions of development assets totaling $22.9 million, including approximately $12.5 million related to an installment sale completed in the first quarter of 2010, at a stabilized cap rate of 8.2 percent. Development gains recognized in FFO, as adjusted for the quarter, were $3.3 million with a margin of 13.6 percent.
Financing Activities
The company’s liquidity at March 31, 2010 was $1.2 billion, consisting of more than $900 million of availability on its lines of credit and approximately $250 million of cash, cash equivalents and restricted cash.
Subsequent to quarter end, the company completed the issuance and sale of approximately 18.2 million shares of its common stock in a public offering at a price of $27.50 per share, generating approximately $479 million in net proceeds. The company intends to use the proceeds to fund deployment opportunities including equity investments in its open-end funds and new ventures, acquisitions, development and other general corporate purposes. In the interim, the company will use the proceeds to reduce borrowings on its lines of credit. The offering allows the company to take advantage of emerging opportunities while preserving its financial strength.
2010 FFO Guidance
The company maintains its previous full-year 2010 FFO, as adjusted, guidance of $1.26 to $1.33 per share, which excludes the recognition of gains from development activities and impairment and restructuring charges. The company will provide updated details of its outlook for 2010 guidance during its first quarter earnings conference call.
Annual Meeting of Stockholders
The Annual Meeting of Stockholders will be held on Thursday, May 6, 2010 at 2:00 PM PDT / 5:00 PM EDT. Stockholders are invited to attend the meeting at the company’s global headquarters located at Pier 1, Bay 1, San Francisco, Calif. The proxy statement, Annual Report to Stockholders, voting materials and meeting information were mailed on or about March 24, 2010. Stockholders who are unable to attend the annual meeting may listen to a live webcast through a link on the company website at www.amb.com in the Investor Relations section.
Supplemental Earnings Measures
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFO, as adjusted, and FFOPS, as adjusted, (the “FFO Measures, as adjusted”) are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures, as adjusted, when assessing the company’s financial performance and the limitations of the FFO Measures, as adjusted as a measurement tool. Reconciliation from net income available to common stockholders to the FFO Measures, as adjusted are provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
AMB defines net operating income (“NOI”) as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers cash-basis same store net operating income (“SS NOI”) to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2008. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of the aforementioned adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. A reconciliation from net income to SS NOI is provided below (dollars in thousands) and published in AMB’s quarterly supplemental analyst package, available on AMB’s website at www.amb.com.

	For the Quarters Ended
	March 31,
	2010	2009
Net loss	$(620)	$(123,024)
Private capital income	(7,445)	(11,695)
Depreciation and amortization	48,634	42,125
Real estate impairment losses	—	175,887
General and administrative and fund costs	32,265	31,574
Restructuring charges	2,973	—
Total other income and expenses	24,837	5,954
Total discontinued operations	154	(18,485)

NOI	100,798	102,336
Less non same-store NOI	(16,122)	(11,468)
Less non cash adjustments(1)	(2,520)	(417)

Cash-basis same-store NOI	$82,156	$90,451

Less lease termination fees	$(638)	$(783)

Cash-basis same-store NOI, excluding lease termination fees	$81,518	$89,668

(1) Non-cash adjustments include straight line rents and amortization of lease intangibiles for the same store pool only.
“Owned and managed” is defined by the company as assets in which the company has at least a 10 percent ownership interest, is the property or asset manager, and which it currently intends to hold for the long-term.
Conference Call Information
The company will host a conference call to discuss first quarter 2010 results on Wednesday, April 21, 2010 at 10:00 AM PDT / 1:00 PM EDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada) or +1 706 643 7823 (from all other countries) and using reservation code 64883230. A webcast can be accessed through the company’s website at www.amb.com in the Investor Relations section.
If you are unable to listen to the live conference call, a telephone, podcast and webcast replay will be available through the company’s website at www.amb.com in the Investor Relations section after 12:00 PM PDT / 3:00 PM EDT on Wednesday, April 21, 2010 until 5:00 PM PDT / 8:00 PM

EDT on Friday, May 21, 2010 at 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries), with the reservation code 64883230. The webcast and podcast will be available for the same time period and can be accessed through the company’s website at http://www.amb.com/ in the Investor Relations section.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2010, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 155.7 million square feet (14.5 million square meters) in 48 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio comprises High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as those related to our guidance regarding our operations and performance (including guidance regarding FFO, as adjusted excluding development gains), our ability to address our growth priorities, demand for industrial real estate, forecasts for economic and real estate recovery, raising capital for our funds, creation of new funds and joint ventures, the use of proceeds of our equity offering, our ability to take advantage of opportunities and preserve financial strength and information regarding our development projects (including estimated build-out potential) and the maintenance of a solid balance sheet, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks (including inflation risks); the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisiti ons to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; the company’s failure to successfully integrate acquired properties and operations; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing the company’s dividends; losses in excess of the company’s insurance coverage; changes in local, state and federal laws and regulatory requirements, including changes in real estate, tax and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2009.
AMB CONTACTS

Tracy A. Ward	Jon M. Boilard
Vice President, IR & Corporate Communications	Director, Media and Public Relations
Direct +1 415 733 9565	Direct +1 415 733 9561
Email tward@amb.com	Email jboilard@amb.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters Ended March 31,
	2010	2009
Revenues
Rental revenues	$150,507	$151,724
Private capital revenues	7,445	11,695

Total revenues	157,952	163,419

Costs and expenses
Property operating costs	(49,709)	(49,388)
Depreciation and amortization	(48,634)	(42,125)
General and administrative	(31,951)	(31,313)
Restructuring charges	(2,973)	—
Fund costs	(314)	(261)
Real estate impairment losses	—	(175,887)
Other (expenses) income(1)	(1,191)	662

Total costs and expenses	(134,772)	(298,312)

Other income and expenses
Development profits, net of taxes	4,803	33,286
Equity in earnings (losses) of unconsolidated joint ventures, net	3,875	(34)
Other income (expenses)(1)	289	(7,069)
Interest expense, including amortization	(32,613)	(32,799)

Total other income and expenses, net	(23,646)	(6,616)

Loss from continuing operations	(466)	(141,509)
Discontinued operations
Loss attributable to discontinued operations	(154)	(461)
Gains from sale of real estate interests, net of taxes	—	18,946

Total discontinued operations	(154)	18,485

Net loss	(620)	(123,024)
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net loss	375	1,846
Joint venture partners’ and limited partnership unitholders’ share of development profits	(106)	(1,108)
Preferred unitholders	—	(1,432)
Limited partnership unitholders	200	5,320

Total noncontrolling interests’ share of net (income) loss	469	4,626

Net loss attributable to AMB Property Corporation	(151)	(118,398)
Preferred stock dividends	(3,952)	(3,952)
Allocation to participating securities(2)	(344)	(258)

Net loss available to common stockholders	$(4,447)	$(122,608)

Net loss per common share (diluted)	$(0.03)	$(1.24)

Weighted average common shares (diluted)	148,666	98,916

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three months ended March 31, 2010 of $919.

(2)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three months ended March 31, 2010, there were 1,228 unvested restricted shares outstanding. For the three months ended March 31, 2009, there were 895 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS, AS ADJUSTED (1)
(in thousands, except per share data)

	For the Quarters Ended March 31,
	2010	2009
Net loss available to common stockholders	$(4,447)	$(122,608)
Gains from sale or contribution of real estate interests, net of taxes	—	(18,946)
Depreciation and amortization
Total depreciation and amortization	48,634	42,125
Discontinued operations’ depreciation	26	1,334
Non-real estate depreciation	(2,545)	(2,137)
Adjustment for depreciation on development profits	(1,546)	—
Adjustments to derive FFO, as adjusted from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net loss)	(375)	(1 ,846)
Limited partnership unitholders’ noncontrolling interests (Net loss)	(200)	(5,320)
Limited partnership unitholders’ noncontrolling interests (Development profits)	106	1,108
FFO, as adjusted attributable to noncontrolling interests	(5,380)	(8,588)
Adjustments to derive FFO, as adjusted from unconsolidated joint ventures
AMB’s share of net (income) loss	(3,875)	34
AMB’s share of FFO, as adjusted	14,453	12,135
Adjustments for impairment charges and restructuring charges
Real estate impairment losses	—	175,887
Discontinued operations’ real estate impairment losses	—	5,966
Restructuring charges	2,973	—
Allocation to participating securities(2)	(42)	(450)

Funds from operations, as adjusted(1)	$47,782	$78,694

FFO, as adjusted per common share and unit (diluted)	$0.31	$0.77

Weighted average common shares and units (diluted)	152,770	102,353

(1)	Funds From Operations, as adjusted (“FFO, as adjusted”) and Funds from Operations per Share and Unit, as adjusted (“FFOPS, as adjusted”) (together with FFO, as adjusted, and FFOPS, as adjusted, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted) and FFO, as adjusted, per share and unit (or FFOPS, as adjusted) to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income or loss available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. This calculation also includes adjustments for items as described below.

Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO, as adjusted.

In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, debt extinguishment losses and the Series D preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The Series D preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the Series D preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.

AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share and unit are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.

The following table reconciles projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO”) from projected net income available to common stockholders for the year ended December 31, 2010:

	2010
	Low	High
Projected net income available to common stockholders	$0.01	$0.08
AMB’s share of projected depreciation and amortization	1.29	1.29
AMB’s share of depreciation on development profits recognized to date	(0.01)	(0.01)
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations, as adjusted (FFO, as adjusted)	$1.26	$1.33

Restructuring charges	0.02	0.02
AMB’s share of development gains recognized to date	(0.02)	(0.02)

Projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO, as adjusted”)(3)	$1.26	$1.33

Amounts are expressed per share, except FFO, as adjusted and FFO, as adjusted, excluding AMB’s share of development gains, which are expressed per share and unit.

(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three months ended March 31, 2010, there were 1,228 unvested restricted shares. For the three months ended March 31, 2009, there were 895 unvested restricted shares.

(3)	As development gains are difficult to predict in the current economic environment, management believes Projected FFO, as adjusted, excluding AMB’s share of development gains is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2010	December 31, 2009
Assets
Investments in real estate
Total investments in properties	$6,780,943	$6,708,660
Accumulated depreciation and amortization	(1,156,998)	(1,113,808)

Net investments in properties	5,623,945	5,594,852
Investments in unconsolidated joint ventures	606,838	462,130
Properties held for sale or contribution, net	147,838	214,426

Net investments in real estate	6,378,621	6,271,408
Cash and cash equivalents and restricted cash	175,338	206,077
Accounts receivable, net	142,393	155,958
Other assets	213,119	208,515

Total assets	$6,909,471	$6,841,958

Liabilities and equity
Liabilities
Secured debt	$963,893	$1,096,554
Unsecured senior debt	1,155,945	1,155,529
Unsecured credit facilities	715,998	477,630
Other debt	477,884	482,883
Accounts payable and other liabilities	344,656	338,042

Total liabilities	3,658,376	3,550,638

Equity
Stockholders’ equity
Common equity	2,676,198	2,716,604
Preferred equity	223,412	223,412

Total stockholders’ equity	2,899,610	2,940,016
Noncontrolling interests
Joint venture partners	291,283	289,909
Limited partnership unitholders	60,202	61,395

Total noncontrolling interests	351,485	351,304

Total equity	3,251,095	3,291,320

Total liabilities and equity	$6,909,471	$6,841,958